EXHIBIT 99.1

Boise Cascade Company
Corporate Communications Department
1111 West Jefferson Street PO Box 50 Boise, ID 83728
T 208 384 7990 F 208 384 7332

News Release

Media Contact	Investor Relations Contact
Mike Moser	Rob McNutt
Office 208 384 6016 Cell 208 867 4346	Office 208 384 7023

For Immediate Release:  August 11, 2005

BOISE ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS

Income from operations increased $26 million from same quarter a year ago

BOISE, Idaho – Boise Cascade Company today reported income from operations of $77.4 million for second quarter 2005, compared with $51.4 million for the same period a year ago.  In first quarter 2005, Boise reported income from operations of $81.7 million.

Including $51.9 million of special items before taxes, Boise reported a net loss of $14.5 million in the second quarter of 2005.  This compares with net income of $46.5 million, which included $47.7 million of income related to the predecessor’s 47% interest in Voyageur Panel, for the same period a year ago.  In first quarter 2005, Boise reported net income of $64.7 million.  During second quarter 2004, OfficeMax Incorporated (the predecessor) operated the businesses.

FINANCIAL HIGHLIGHTS

($ in millions)

	Boise	Predecessor	Boise
	2Q 2005	2Q 2004	1Q 2005
Sales	$1,494.6	$1,531.6	$1,432.3
Income from operations	$77.4	$51.4	$81.7
Net income (loss) (a)	$(14.5)	$46.5	$64.7
EBITDA (b) (c)	$108.8	$157.5	$111.5

- more -

(a)          Special items, before taxes, included in net loss in the second quarter of 2005 include (i) $43.0 million related to the write-off of deferred financing costs associated with the repayment of our Tranche B term loan; (ii) $3.6 million of costs associated with our initial public offering, which was withdrawn; and (iii) a charge of $5.3 million to recognize the change in fair market value associated with interest rate swaps.  Special items, before taxes, in net income in first quarter 2005 included $15.2 million of income to recognize change in fair market value associated with interest rate swaps.  Special items, before taxes, in net income in the second quarter of 2004 included $47.7 million of income related to the predecessor’s 47% interest in Voyageur Panel.

(b)         Special items, before taxes, included in EBITDA for second quarter 2005 include $3.6 million of costs associated with our initial public offering, which was withdrawn.  Special items included in EBITDA in second quarter 2004 included $47.7 million of income related to the predecessor’s 47% interest in Voyageur Panel.

(c)          For reconciliation of net income to EBITDA, see segment information in the financial section.

At June 30, 2005, the company’s net debt was $1.4 billion.  The aggregate leveraged buyout debt at October 2004 was $3.2 billion, including $1.2 billion of debt incurred by Boise Land & Timber Corporation, which was repaid in February 2005.  Net debt includes long- and short-term debt owed to third parties, less cash and cash equivalents.  It excludes a note payable to a related party.

Sales

Sales in both second quarter 2005 and 2004 were $1.5 billion, compared with $1.4 billion in the first quarter 2005.

Comparing second quarter 2005 with the same period a year ago, Paper sales increased 4% due primarily to a 7% increase in weighted average uncoated free sheet prices.  Packaging & Newsprint sales increased 1% due primarily to a 12% increase in newsprint prices.  Wood Products sales decreased 10% due primarily to 22% lower average prices for sales of plywood, 13% lower average lumber prices, and 12% lower plywood sales volume.  Engineered wood products sales increased 27%, compared with the year-ago quarter, due to higher prices and sales volumes.  Building Materials Distribution sales were relatively flat.

Income From Operations

Income from operations increased $26.0 million to $77.4 million in second quarter 2005 (including IPO costs of $3.6 million), compared with $51.4 million in the same period a year ago.  Income from operations in first quarter 2005 was $81.7 million.

Comparing second quarter 2005 with second quarter 2004, segment income in Paper increased $36.3 million, from a loss of $9.2 million a year ago to income of $27.1 million, due primarily to 7% higher weighted average uncoated free sheet prices and lower fixed costs that were partially offset by increased energy, chemical, and fiber costs.  Segment income in Packaging & Newsprint increased $8.2 million, from

$1.9 million a year ago to $10.1 million, due primarily to increased prices for newsprint and lower fixed costs, which were largely offset by higher energy, chemical, and fiber costs.  Segment income in Wood Products declined $71.3 million, from $102.6 million a year ago to $31.3 million, primarily due to (i) the $47.7 million of income related to the predecessor’s 47% interest in Voyageur Panel, which was sold in May of 2004; (ii) decreased prices for plywood, particleboard, and lumber; (iii) lower plywood volumes, and (iv) higher delivered-log costs.  These negative impacts on segment income were offset in part by increased prices in engineered wood products.  Segment income in Building Materials Distribution declined $2.7 million, from $23.7 million a year ago to $21.0 million, due primarily to decreased commodity product margins.

“The continued growth of our engineered wood products business tempered the impact of commodity price decreases in our Wood Products and Building Materials Distribution segments,” said Tom Stephens, chairman and chief executive officer.  “The recently completed expansion of engineered wood facilities in our Louisiana region is expected to increase our overall engineered wood products manufacturing capacity by approximately 40%.  Shifting plywood production to engineered wood production allows us to grow in this business while reducing our exposure to commodity plywood.  Reduced fixed costs in our Paper and Packaging & Newsprint businesses allowed us to partially offset the impact of increased energy, chemical, and fiber costs and take much of the price improvement directly to the bottom line.”

About Boise

Boise, headquartered in Boise, Idaho, manufactures engineered wood products, plywood, lumber, and particleboard and distributes a broad line of building materials, including wood products manufactured by the company.  Boise also manufactures a wide range of specialty and premium papers, including imaging papers for the office and home and papers for pressure-sensitive applications, as well as printing and converting papers, containerboard and corrugated boxes, newsprint, and market pulp.  Visit Boise’s website at www.bc.com.

Webcast and Conference Call

Boise will host an audiovisual webcast and conference call on Thursday, August 11, 2005, at 11 a.m. Eastern Daylight Time, at which time we will review the company’s recent performance.  You can join the webcast through the Boise website. Go to http://www.bc.com, and click on the link to the webcast under the News & Events heading.  Slides will be posted 15 minutes before the beginning of the webcast.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial (800) 374-0165 (international callers should dial (706) 634-0995) at least 10 minutes before the start of the call.

The archived webcast will be available in News & Events (link in the About Boise section) of Boise’s website.  A replay of the conference call will be available from August 11 at 1 p.m. (Eastern) through August 21 at 11:59 p.m.  Playback numbers are (800) 642-1687 for U.S. calls and (706) 645-9291 for international calls.

Forward-Looking Statements

This news release includes statements about our increased capacity to manufacture engineered wood products.  These statements are forward-looking statements, and they are subject to a number of risks and uncertainties that could cause our results to differ materially from our expectations.  Our ability to successfully increase our manufacturing capacity for engineered wood products involves a number of technical and operational processes and hurdles.  Variability in equipment capabilities, the presence of technical problems, or other manufacturing complications could limit or slow our ability to increase manufacturing capacity.  For a discussion of other risks and uncertainties regarding our operational and financial performance, please refer to our filings with the SEC.

Boise Cascade Company
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Boise		Predecessor	Boise
	Three Months Ended
	June 30			March 31,
	2005		2004	2005
Sales
Trade	$1,352,466		$1,396,090	$1,281,935
Related parties	142,145		135,496	150,336
	1,494,611		1,531,586	1,432,271
Costs and expenses
Materials, labor and other operating expenses	1,299,409		1,303,439	1,220,658
Fiber costs from related parties	—		28,217	17,609
Depreciation, amortization and depletion	31,712		58,912	30,637
Selling and distribution expenses	64,426		63,549	62,336
General and administrative expenses	18,036		22,590	19,204
Other (income) expense, net	3,661	(a)	3,469	127
	1,417,244		1,480,176	1,350,571

Income from operations	77,367		51,410	81,700

Equity in net income of affiliate	—		1,244 (b)	—
Gain on sale of equity affiliate	—		46,498 (b)	—
Foreign exchange loss	(248)		(556)	(793)
Change in fair value of interest rate swaps	(5,314	)(c)	—	15,200 (c)
Interest expense	(74,365	)(d)	(22,845)	(32,079)
Interest income	434		168	1,350
	(79,493)		24,509	(16,322)

Income (loss) before income taxes	(2,126)		75,919	65,378
Income tax provision	(12,343	)(e)	(29,426)	(639)
Net income (loss)	$(14,469)		$46,493	$64,739

Pro forma income data (f)
Net loss as reported	$(14,469)
Pro forma income taxes	12,508
Pro forma net loss	$(1,961)

Segment Information

(unaudited, in thousands)

	Boise		Predecessor	Boise
	Three Months Ended
	June 30			March 31,
	2005		2004	2005
Segment sales
Paper	$352,729		$340,561	$357,851
Packaging & Newsprint	167,810		166,199	193,747
Wood Products	334,978		370,203	322,435
Building Materials Distribution	796,026		793,826	696,159
Intersegment eliminations and other	(156,932)		(139,203)	(137,921)
	$1,494,611		$1,531,586	$1,432,271

Segment income (loss)
Paper	$27,145		$(9,133)	$29,231
Packaging & Newsprint	10,105		1,885	4,468
Wood Products	31,311		102,581 (b)	33,108
Building Materials Distribution	21,046		23,723	24,368
Corporate and Other	(12,488	)(a)	(20,460)	(10,268)
	77,119		98,596	80,907

Change in fair value of interest rate swaps	(5,314	)(c)	—	15,200 (c)
Interest expense	(74,365	)(d)	(22,845)	(32,079)
Interest income	434		168	1,350
Income (loss) before income taxes	$(2,126)		$75,919	$65,378

EBITDA (g)
Paper	$40,450		$26,672	$42,263
Packaging & Newsprint	19,346		12,411	13,677
Wood Products	36,661		109,917 (b)	38,360
Building Materials Distribution	23,347		25,555	26,372
Corporate and Other	(10,973	)(a)	(17,047)	(9,128)
	$108,831		$157,508	$111,544

Boise Cascade Company
Consolidated Statements of Income

(unaudited, in thousands)

	Boise		Predecessor
	Six Months Ended
	June 30
	2005		2004
Sales
Trade	$2,634,401		$2,583,528
Related parties	292,481		256,093
	2,926,882		2,839,621
Costs and expenses
Materials, labor and other operating expenses	2,520,067		2,418,586
Fiber costs from related parties	17,609		56,059
Depreciation, amortization and depletion	62,349		116,648
Selling and distribution expenses	126,762		123,604
General and administrative expenses	37,240		42,057
Other (income) expense, net	3,788	(a)	12,633
	2,767,815		2,769,587

Income from operations	159,067		70,034

Equity in net income of affiliate	—		6,308 (b)
Gain on sale of equity affiliate	—		46,498 (b)
Foreign exchange loss	(1,041)		(415)
Change in fair value of interest rate swaps	9,886	(c)	—
Interest expense	(106,444	)(d)	(43,449)
Interest income	1,784		325
	(95,815)		9,267

Income before income taxes	63,252		79,301
Income tax provision	(12,982	)(e)	(30,701)
Net income	$50,270		$48,600

Pro forma income data (f)
Net income as reported	$50,270
Pro forma income taxes	(13,331)
Pro forma net income	$36,939

Segment Information

(unaudited, in thousands)

	Boise		Predecessor
	Six Months Ended
	June 30
	2005		2004
Segment sales
Paper	$710,580		$671,294
Packaging & Newsprint	361,557		319,916
Wood Products	657,413		691,500
Building Materials Distribution	1,492,185		1,413,001
Intersegment eliminations and other	(294,853)		(256,090)
	$2,926,882		$2,839,621

Segment income (loss)
Paper	$56,376		$(34,956)
Packaging & Newsprint	14,573		(10,520)
Wood Products	64,419		146,660 (b)
Building Materials Distribution	45,414		48,613
Corporate and Other	(22,756	)(a)	(27,372)
	158,026		122,425

Change in fair value of interest rate swaps	9,886	(c)	—
Interest expense	(106,444	)(d)	(43,449)
Interest income	1,784		325
Income before income taxes	$63,252		$79,301

EBITDA (g)
Paper	$82,713		$36,356
Packaging & Newsprint	33,023		10,333
Wood Products	75,021		160,697 (b)
Building Materials Distribution	49,719		52,304
Corporate and Other	(20,101	)(a)	(20,617)
	$220,375		$239,073

Summary Notes to Consolidated Statements of Income (Loss) and Segment Information

(a)          Includes $3.6 million for the write-off of costs incurred in connection with the canceled initial public offering.

(b)         The three and six months ended June 30, 2004, include $47.7 million and $52.8 million of income related to our predecessor’s investment in Voyageur Panel, which was sold in May 2004.

(c)          Represents the change in the fair value of interest rate swaps related to our amended and restated senior credit facilities.

(d)         Includes the write-off of $43.0 million of deferred financing costs resulting from the repayment of the Tranche B term loan.

(e)          On May 9, 2005, we converted to a corporation from a limited liability company.  Tax expenses and benefits related to operations prior to May 9 were recognized by the partners of the limited liability company.   For the period of May 9 through June 30, 2005, we recorded income tax expense at an estimated annual effective tax provision rate of 41%.  The effect of establishing deferred taxes upon conversion to a corporation was not material to income tax expense.

(f)            For the period of October 29, 2004 (inception), through May 9, 2005, we operated as a limited liability company.  The unaudited pro forma income data assumes we operated as a corporation during this period.

(g)         EBITDA represents income before interest (interest expense, interest income, and changes in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  The following table reconciles net income (loss) to EBITDA for the three months ended June 30, 2005 and 2004, and March 31, 2005:

	Boise	Predecessor	Boise
	Three Months Ended
	June 30		March 31,
	2005	2004	2005
	(unaudited, in thousands)

Net income (loss)	$(14,469)	$46,493	$64,739
Change in fair value of interest rate swaps	5,314	—	(15,200)
Interest expense	74,365	22,845	32,079
Interest income	(434)	(168)	(1,350)
Income tax provision	12,343	29,426	639
Depreciation, amortization and depletion	31,712	58,912	30,637
EBITDA	$108,831	$157,508	$111,544

The following table reconciles net income to EBITDA for the six months ended June 30, 2005 and 2004:

	Boise	Predecessor
	Six Months Ended
	June 30
	2005	2004
	(unaudited, in thousands)

Net income	$50,270	$48,600
Change in fair value of interest rate swaps	(9,886)	—
Interest expense	106,444	43,449
Interest income	(1,784)	(325)
Income tax provision	12,982	30,701
Depreciation, amortization and depletion	62,349	116,648
EBITDA	$220,375	$239,073

Boise Cascade Company
Consolidated Balance Sheets

(unaudited, in thousands)

	June 30,	December 31,
	2005	2004
ASSETS

Current
Cash and cash equivalents	$129,198	$163,345
Receivables
Trade, less allowances of $1,932 and $2,323	370,180	276,668
Related parties	40,690	42,055
Other	16,397	19,174
Inventories	628,878	594,869
Deferred income taxes	36,734	—
Other	19,615	15,621
	1,241,692	1,111,732

Property
Property and equipment
Land and land improvements	82,843	83,123
Buildings and improvements	211,514	204,704
Machinery and equipment	1,259,509	1,196,978
	1,553,866	1,484,805

Accumulated depreciation	(77,972)	(18,956)
	1,475,894	1,465,849
Fiber farms and timber deposits	50,154	44,646
	1,526,048	1,510,495

Note receivable from related party	—	157,509
Deferred financing costs	38,211	84,054
Goodwill	7,486	18,390
Intangible assets	33,030	34,357
Other assets	22,642	15,532
Total assets	$2,869,109	$2,932,069

Boise Cascade Company
Consolidated Balance Sheets (continued)

(unaudited, in thousands except for equity units and shares)

	June 30,	December 31,
	2005	2004
LIABILITIES AND CAPITAL

Current
Current portion of long-term debt	$8,400	$13,300
Income taxes payable	3,591	272
Accounts payable
Trade	358,019	310,148
Related parties	172	150
Accrued liabilities
Compensation and benefits	85,381	62,495
Interest payable	9,175	8,584
Other	49,007	43,359
	513,745	438,308
Debt
Long-term debt, less current portion	1,479,500	1,966,700
Note payable to related party	261,286	—
	1,740,786	1,966,700
Other
Deferred income taxes	44,100	—
Compensation and benefits	143,207	133,648
Other long-term liabilities	31,928	23,573
	219,235	157,221

Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized; 0 and 66,000,000 outstanding	—	36,868
Series B equity units – no par value; 549,000,000 units authorized; 0 and 549,000,000 outstanding	—	332,972
Series C equity units – no par value; 38,165,775 units authorized; 0 and 35,600,120 outstanding	—	—
Series A preferred stock - $0.01 par value; 66,000,000 shares authorized; 66,000,000 and 0 shares issued and outstanding	38,339	—
Class A common stock - $0.01 par value; 150,000,000 shares authorized; 0 and 0 shares issued and outstanding	—	—
Class B common stock - $0.01 par value; 100,000,000 shares authorized; 41,304,647 and 0 shares issued and outstanding	413	—
Class C common stock - $0.01 par value; 10,000,000 shares authorized; 2,671,329 and 0 shares issued and outstanding	27	—
Additional paid-in capital	335,587	—
Retained earnings	17,582	—
Accumulated other comprehensive income	3,395	—
Total capital	395,343	369,840

Total liabilities and capital	$2,869,109	$2,932,069

Boise Cascade Company
Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Boise	Predecessor
	Six Months Ended
	June 30
	2005	2004
Cash provided by (used for) operations
Net income	$50,270	$48,600
Items in net income not using (providing) cash
Equity in net income of affiliate	—	(6,308)
Depreciation, depletion and amortization of deferred financing costs and other costs	110,845	116,648
Related-party interest expense	8,315	—
Deferred income tax provision	8,681	2,729
Pension and other postretirement benefit expense	14,266	42,087
Change in fair value of interest rate swaps	(9,886)	—
Management equity units expense	1,562	—
Gain on sales of assets	—	(46,745)
Other	1,636	415
Decrease (increase) in working capital
Receivables	(89,370)	(98,972)
Inventories	(34,009)	(25,948)
Accounts payable and accrued liabilities	67,184	76,835
Pension and other postretirement benefit payments	(315)	(42,087)
Income taxes payable	3,591	1
Other	561	(1,525)
Cash provided by operations	133,331	65,730

Cash provided by (used for) investment
Expenditures for property and equipment	(73,289)	(82,260)
Repayment of note receivable from related party	157,509	—
Sales of assets	11,672	103,229
Other	(251)	(7,343)
Cash provided by investment	95,641	13,626

Cash provided by (used for) financing
Tax distributions to members	(19,604)	—
Note payable to related party	251,312	—
Payments of long-term debt	(1,332,100)	—
Issuances of long-term debt	840,000	—
Net equity transactions with OfficeMax	—	(45,191)
Net debt payments to OfficeMax	—	(34,165)
Other	(2,727)	—
Cash used for financing	(263,119)	(79,356)

Decrease in cash and cash equivalents	(34,147)	—

Balance at beginning of the period	163,345	—

Balance at end of the period	$129,198	$—